UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2022

ARIES I ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40421	98-1578649
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Lime Tree Bay, P.O. Box 1569

Grand Cayman, Cayman Islands KY-1110

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code (630) 386-5288

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	RAMMU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	RAM	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	RAMMW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 10, 2022, the management and Audit Committee of Aries I Acquisition Corporation (the “Company”), after consultation with Marcum LLP, the Company’s independent registered public accounting firm, concluded that the Company’s financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 (the “Form 10-Q”), filed on November 22, 2021, contained errors relating to the omission of the fair value of the public warrants from the financial statements, and that the Company’s unaudited interim financial statements for the quarterly period ending September 30, 2021 should no longer be relied upon. In light of this error, the Company plans to amend and restate the Company’s previously-filed financial statements that were included in the Form 10-Q, which amendment and restatement will be filed on or before March 31, 2022.

The Company does not expect any of the above changes will have any impact on its cash position and cash held in the trust account.

EXHIBIT INDEX

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIES I ACQUISITION CORPORATION

By:	/s/ Paul Wolfe
	Name:	Paul Wolfe
	Title:	Chief Operating Officer

Dated: March 14, 2022